Exhibit 5

505 Montgomery Street, Suite 2000 San Francisco, California 94111-6538 Tel: +1.415.391.0600 Fax: +1.415.395.8095 www.lw.com FIRM / AFFILIATE OFFICES
October 24, 2011 Safeway Inc. 5918 Stoneridge Mall Road Pleasanton, CA 94588	Abu Dhabi Barcelona Beijing Boston Brussels Chicago Doha Dubai Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New Jersey New York Orange County Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Re:	Safeway Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Safeway Inc., a Delaware corporation (the “Company”), in connection with its filing on October 24, 2011 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company from time to time of one or more series of debt securities of the Company (the “Debt Securities”), shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), or any combination of the foregoing (collectively, the “Securities”) having an indeterminate aggregate initial offering price. The Securities shall include any additional amounts of such securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. The Debt Securities will be issued pursuant to the Indenture, dated as of September 10, 1997 (as amended or supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Trustee”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and in numbered paragraph 1 of this letter, the Delaware

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General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof, in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassesable.

(2) When the specific terms of a particular Debt Security have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, including the waiver contained in Section 4.4 of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive

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modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Debt Securities and the Indenture (collectively, the “Documents”) have been or will be, as applicable, duly authorized, executed and delivered by the parties thereto other than the Company, (ii) that each of the Documents constitute or will constitute, as applicable, legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iii) that the status of each of the Documents as legally valid and binding obligations of the parties is not or will not be, as applicable, affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP